Exhibit 99.1

Stifel Reports Fourth Quarter and Full Year Results

ST. LOUIS, MO, January 25, 2023 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.1 billion for the three months ended December 31, 2022, compared with $1.3 billion a year ago. Net income available to common shareholders of $167.3 million, or $1.43 per diluted common share, compared with $252.1 million, or $2.12 per diluted common share for the fourth quarter of 2021. Non-GAAP net income available to common shareholders of $184.9 million, or $1.58 per diluted common share for the fourth quarter of 2022.

Net revenues of $4.4 billion for the year ended December 31, 2022 compared to $4.7 billion a year ago. Net income available to common shareholders of $624.9 million, or $5.32 per diluted common share, compared with $789.3 million, or $6.66 per diluted common share in 2021. Non-GAAP net income available to common shareholders of $675.1 million, or $5.74 per diluted common share in 2022.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel recorded its second best annual results in 2022. Our balanced business mix, which included record results in our Global Wealth Management segment and our third best year in our Institutional Group, enabled us to deliver a return on tangible common equity of 22%. Simply stated, Stifel performed as we expected. The breadth of our franchise helped to offset much of the impact of the difficult market environment in 2022. Given our continued strong financial performance and optimistic long-term outlook, I’m pleased to announce that our board has approved a 20% increase to our common dividend. This is our fifth consecutive annual dividend increase.”

Full Year Highlights

•	The Company reported net revenues of $4.4 billion, the second highest year in its history, as our businesses navigated a challenging market environment.

•	Non-GAAP net income available to common shareholders of $5.74.

•	Record net interest income, up 79% over 2021.

•	Record asset management revenues, up 5% over 2021.

•	Recruited 152 financial advisors during the year, including 52 experienced employee advisors and 23 experienced independent advisors.

•	Bank loans up $3.8 billion, or 23%, from prior year.

•	Non-GAAP pre-tax margin of 22% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, the Company gained operating leverage as a result of the composition of revenues compared to the prior year.

•	Return on average tangible common equity (ROTCE) (5) of 22%.

Fourth Quarter Highlights

•	Quarterly net revenues of $1.1 billion.

•	Non-GAAP net income available to common shareholders of $1.58.

•	Recruited 36 financial advisors during the quarter, including 11 experienced employee advisors and 9 experienced independent advisors.

•	Non-GAAP pre-tax margin of 23%.

•	Annualized ROTCE (5) of 23%.

•	Tangible book value per common share (7) of $30.83, up 9% from prior year.

Other Highlights

•	Announced the Torreya Partners acquisition during the fourth quarter.

•	Board of Directors authorized a 20% increase in common stock dividend starting in the first quarter of 2023.

Financial Summary (Unaudited)

(000s)	4Q 2022	4Q 2021	FY 2022	FY 2021
GAAP Financial Highlights:

Net revenues	$1,121,647	$1,304,225	$4,391,439	$4,737,088
Net income (1)	$167,301	$252,070	$624,874	$789,271
Diluted EPS (1)	$1.43	$2.12	$5.32	$6.66
Comp. ratio	57.8%	58.1%	58.9%	59.5%
Non-comp. ratio	21.4%	17.5%	20.9%	18.0%
Pre-tax margin	20.8%	24.4%	20.2%	22.5%

Non-GAAP Financial Highlights:

Net revenues	$1,121,643	$1,304,225	$4,391,490	$4,737,241
Net income (1) (2)	$184,875	$265,388	$675,071	$839,533
Diluted EPS (1) (2)	$1.58	$2.23	$5.74	$7.08
Comp. ratio (2)	56.5%	57.5%	58.0%	59.0%
Non-comp. ratio (2)	20.6%	16.8%	20.3%	17.1%
Pre-tax margin (3)	22.9%	25.7%	21.7%	23.9%
ROCE (4)	16.0%	25.0%	15.0%	21.0%
ROTCE (5)	22.9%	36.6%	21.8%	30.9%

Global Wealth Management (assets and loans in millions)

Net revenues	$744,341	$674,242	$2,825,866	$2,598,837
Pre-tax net income	$317,071	$232,298	$1,067,571	$914,953
Total client assets	$389,818	$435,978
Fee-based client assets	$144,952	$162,428
Bank loans (6)	$20,622	$16,836

Institutional Group

Net revenues	$353,882	$633,263	$1,536,017	$2,152,439
Equity	$220,033	$442,865	$935,507	$1,453,959
Fixed Income	$133,849	$190,398	$600,510	$698,480
Pre-tax net income	$44,512	$175,163	$254,132	$558,937

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Fourth Quarter Results

Global Wealth Management reported record net revenues of $744.3 million for the three months ended December 31, 2022 compared with $674.2 million during the fourth quarter of 2021. Pre-tax net income was $317.1 million compared with $232.3 million in the fourth quarter of 2021.

Highlights

•	Recruited 36 financial advisors during the quarter, including 11 experienced employee advisors, and 9 experienced independent advisors, with total trailing 12 month production of $14 million.

•	Client assets of $389.8 billion, down 11% from the year-ago quarter driven by lower asset levels due to declines in the markets.

•	Bank loans of $20.6 billion, up 23% over the year-ago quarter.

Net revenues increased 10% from a year ago:

•	Transactional revenues decreased 15% from the year-ago quarter, reflecting a decrease in client activity amid uncertainty in the markets.

•	Asset management revenues decreased 9% from the year-ago quarter as a result of a decline in fee-based asset values.

•	Net interest income increased 105% over the year-ago quarter driven by higher interest rates and loan growth.

Total Expenses:

•	Compensation expense as percent of net revenues decreased to 44.1% primarily as a result of higher net interest income.

•	Provision for credit losses was primarily impacted by growth in the loan portfolio, as credit quality remained strong.

•	Non-compensation operating expenses as a percent of net revenues decreased to 13.3% primarily as a result of revenue growth and expense discipline, partially offset by the increase in the provision for credit losses over the year-ago quarter.

Summary Results of Operations

(000s)	4Q 2022	4Q 2021
Net revenues	$744,341	$674,242
Transactional revenues	165,557	194,927
Asset management	289,445	318,612
Net interest income	284,998	138,891
Investment banking	4,814	11,183
Other income	(473)	10,629
Total expenses	$427,270	$441,944
Compensation expense	328,099	349,428
Provision for credit losses	6,028	4,062
Non-comp. opex	93,143	88,454
Pre-tax net income	$317,071	$232,298
Compensation ratio	44.1%	51.8%
Non-compensation ratio	13.3%	13.7%
Pre-tax margin	42.6%	34.5%

Stifel Financial Corp. | Page 2

Institutional Group

Fourth Quarter Results

Institutional Group reported net revenues of $353.9 million for the three months ended December 31, 2022 compared with $633.3 million during the fourth quarter of 2021. Pre-tax net income was $44.5 million compared with $175.2 million in the fourth quarter of 2021.

Highlights

•	Announced the Torreya Partners acquisition during the fourth quarter.

Investment banking revenues decreased 53% from a year ago:

•	Advisory revenues of $166.9 million decreased 46% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased significantly from the year-ago quarter on lower issuances in line with market volumes in an uncertain market environment.

•	Fixed income capital raising revenues decreased from the year-ago quarter as microeconomic conditions contributed to lower municipal bond and loan issuances.

Fixed income transactional revenues decreased 19% from a year ago:

•	Fixed income transactional revenues decreased from the year-ago quarter driven by lower volumes in our rates products.

Equity transactional revenues decreased 21% from a year ago:

•	Equity transactional revenues declined from the year-ago quarter driven by declines in equity markets and lower client activity compared with elevated levels in the prior year quarter.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 62.4% primarily as a result of lower net revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 25.0% as a result of lower net revenues, higher travel-related expenses due to the normalization of post-COVID travel and entertainment, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations

(000s)	4Q 2022	4Q 2021
Net revenues	$353,882	$633,263
Investment banking	218,891	466,188
Advisory	166,935	310,718
Equity capital raising	24,127	90,595
Fixed income capital raising	27,829	64,875
Fixed income transactional	77,320	94,926
Equity transactional	51,850	65,797
Other	5,821	6,352
Total expenses	$309,370	$458,100
Compensation expense	220,730	367,439
Non-comp. opex.	88,640	90,661
Pre-tax net income	$44,512	$175,163
Compensation ratio	62.4%	58.0%
Non-compensation ratio	25.0%	14.3%
Pre-tax margin	12.6%	27.7%

Stifel Financial Corp. | Page 3

Global Wealth Management

Full Year Results

Global Wealth Management reported record net revenues of $2.8 billion for the year ended December 31, 2022 compared with $2.6 billion in 2021. Pre-tax net income was $1.1 billion compared with $915.0 million in 2021.

Highlights

•	Recruited 152 financial advisors during the year with total trailing 12 month production of $70 million.

•	Pre-tax margin of 38%, up from 35% in 2021.

Net revenues increased 9% from prior year:

•	Transactional revenues decreased 14% from prior year reflecting a decrease in client activity, from significantly elevated levels in 2021, amid uncertainty in the markets.

•	Asset management revenues increased 5% from prior year reflecting strong fee-based asset flows.

•	Net interest income increased 72% from prior year driven by higher interest rates and loan growth.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 48.4% primarily as a result of higher net interest income.

•	Provision for credit losses was primarily impacted by growth in the loan portfolio during the year, as credit quality remained strong. The provision for credit losses in 2021 included a release related to loans sold at a premium.

•	Non-compensation operating expenses as a percent of net revenues increased to 13.8% primarily as a result of the increase in the provision for credit losses over the prior year.

Summary Results of Operations

(000s)	FY 2022	FY 2021
Net revenues	$2,825,866	$2,598,837
Transactional revenues	668,912	774,965
Asset management	1,262,841	1,206,406
Net interest income	879,780	511,693
Investment banking	19,515	48,210
Other income	(5,182)	57,563
Total expenses	$1,758,295	$1,683,884
Compensation expense	1,368,576	1,370,308
Provision for credit losses	33,506	(11,502)
Non-comp. opex	356,213	325,078
Pre-tax net income	$1,067,571	$914,953
Compensation ratio	48.4%	52.7%
Non-compensation ratio	13.8%	12.1%
Pre-tax margin	37.8%	35.2%

Stifel Financial Corp. | Page 4

Institutional Group

Full Year Results

Institutional Group reported net revenues of $1.5 billion for the year ended December 31, 2022 compared with $2.2 billion in 2021. Pre-tax net income was $254.1 million compared with $558.9 million in 2021.

Highlights

Investment banking revenues decreased 37% from prior year:

•	Advisory revenues of $714.6 million decreased 17% from a record prior year driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased significantly from prior year on lower issuances in line with market volumes in an uncertain market environment.

•	Fixed income capital raising revenues decreased from prior year as microeconomic conditions contributed to lower municipal bond and loan issuances.

Fixed income transactional revenues increased 3% from prior year:

•	Fixed income transactional revenues increased from prior year due to revenues from the Vining Sparks acquisition, which closed in November 2021, partially offset by lower net revenues in our rates products.

Equity transactional revenues decreased 21% from prior year:

•	Equity transactional revenues declined from prior year driven by declines in equity markets and lower client activity compared with elevated levels in the prior year.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 60.5% primarily as a result of lower compensable revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 23.0% as a result of lower net revenues, higher travel-related expenses due to the normalization of post-COVID travel and entertainment, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations

(000s)	FY 2022	FY 2021
Net revenues	$1,536,017	$2,152,439
Investment banking	951,970	1,517,171
Advisory	714,623	856,083
Equity capital raising	103,437	434,238
Fixed income capital raising	133,910	226,850
Fixed income transactional	370,198	361,014
Equity transactional	200,512	254,684
Other	13,337	19,570
Total expenses	$1,281,885	$1,593,502
Compensation expense	929,606	1,251,595
Non-comp. opex.	352,279	341,907
Pre-tax net income	$254,132	$558,937
Compensation ratio	60.5%	58.1%
Non-compensation ratio	23.0%	15.9%
Pre-tax margin	16.5%	26.0%

Stifel Financial Corp. | Page 5

Other Matters

Highlights

•	Total assets increased $3.1 billion, or 9%, over the year-ago quarter.

•	The Board of Directors approved a 20% increase in the quarterly dividend to $0.36 per common share starting in the first quarter of 2023.

•	The Company repurchased $75.2 million of its outstanding common stock during the fourth quarter. During 2022, the Company repurchased $192.4 million of its outstanding common stock.

•	Weighted average diluted shares outstanding decreased as a result of the Company’s lower share price and increase in share repurchases over the comparable periods.

•	The Board of Directors declared a $0.30 quarterly dividend per share payable on December 15, 2022 to common shareholders of record on December 1, 2022.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on December 15, 2022 to shareholders of record on December 1, 2022.

	4Q 2022	4Q 2021	FY 2022	FY 2021
Common stock repurchases

Repurchases (000s)	$75,164	$86,295	$192,391	$241,342
Number of shares (000s)	1,252	1,168	2,983	3,781
Average price	$60.06	$73.86	$64.50	$63.82
Period end shares (000s)	105,348	104,499	105,348	104,499
Weighted average diluted shares outstanding (000s)	117,223	118,959	117,540	118,530
Effective tax rate	24.4%	18.0%	25.2%	22.7%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	14.6%	15.2%
Tier 1 risk based capital ratio	17.6%	18.7%
Tier 1 leverage capital ratio	11.1%	11.7%
Tier 1 capital (MM)	$4,048	$3,624
Risk weighted assets (MM)	$23,027	$19,366
Average assets (MM)	$36,479	$30,930
Quarter end assets (MM)	$37,196	$34,050

Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

Stifel Financial Corp. | Page 6

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2022 financial results conference call on Wednesday, January 25, 2023, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 394-8218 and referencing conference ID 2527655. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp. | Page 7

Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
(000s, except per share amounts)	12/31/2022	12/31/2021	% Change	9/30/2022	% Change	12/31/2022	12/31/2021	% Change
Revenues:
Commissions	$168,945	$211,068	(20.0)	$159,054	6.2	$710,589	$809,500	(12.2)
Principal transactions	125,781	144,584	(13.0)	118,379	6.3	529,033	581,164	(9.0)
Investment banking	223,706	477,371	(53.1)	221,858	0.8	971,485	1,565,381	(37.9)
Asset management	289,462	318,638	(9.2)	300,557	(3.7)	1,262,919	1,206,516	4.7
Other income	11,862	14,496	(18.2)	852	nm	19,685	72,125	(72.7)

Operating revenues	819,756	1,166,157	(29.7)	800,700	2.4	3,493,711	4,234,686	(17.5)
Interest revenue	416,731	145,425	186.6	304,195	37.0	1,099,115	548,400	100.4

Total revenues	1,236,487	1,311,582	(5.7)	1,104,895	11.9	4,592,826	4,783,086	(4.0)
Interest expense	114,840	7,357	nm	59,756	92.2	201,387	45,998	337.8

Net revenues	1,121,647	1,304,225	(14.0)	1,045,139	7.3	4,391,439	4,737,088	(7.3)
Non-interest expenses:
Compensation and benefits	647,962	757,948	(14.5)	611,870	5.9	2,586,232	2,820,301	(8.3)
Non-compensation operating expenses	239,988	227,615	5.4	227,500	5.5	920,091	849,706	8.3

Total non-interest expenses	887,950	985,563	(9.9)	839,370	5.8	3,506,323	3,670,007	(4.5)

Income before income taxes	233,697	318,662	(26.7)	205,769	13.6	885,116	1,067,081	(17.1)
Provision for income taxes	57,076	57,272	(0.3)	54,600	4.5	222,961	242,223	(8.0)

Net income	176,621	261,390	(32.4)	151,169	16.8	662,155	824,858	(19.7)
Preferred dividends	9,320	9,320	0.0	9,320	0.0	37,281	35,587	4.8

Net income available to common shareholders	$167,301	$252,070	(33.6)	$141,849	17.9	$624,874	$789,271	(20.8)

Earnings per common share:
Basic	$1.54	$2.35	(34.5)	$1.30	18.5	$5.74	$7.34	(21.8)
Diluted	$1.43	$2.12	(32.5)	$1.21	18.2	$5.32	$6.66	(20.1)
Cash dividends declared per common share	$0.30	$0.15	100.0	$0.30	0.0	$1.20	$0.60	100.0
Weighted average number of common shares outstanding:
Basic	108,344	107,185	1.1	108,767	(0.4)	108,848	107,536	1.2
Diluted	117,223	118,959	(1.5)	117,218	0.0	117,540	118,530	(0.8)

Stifel Financial Corp. | Page 8

Non-GAAP Financial Measures (9)

	Three Months Ended		Year Ended
(000s, except per share amounts)	12/31/2022	12/31/2021	12/31/2022	12/31/2021
GAAP net income	$176,621	$261,390	$662,155	$824,858
Preferred dividend	9,320	9,320	37,281	35,587

Net income available to common shareholders	167,301	252,070	624,874	789,271
Non-GAAP adjustments:
Merger-related (10)	23,497	16,234	67,099	65,314
Provision for income taxes (11)	(5,923)	(2,916)	(16,902)	(15,052)

Total non-GAAP adjustments	17,574	13,318	50,197	50,262

Non-GAAP net income available to common shareholders	$184,875	$265,388	$675,071	$839,533

Weighted average diluted shares outstanding	117,223	118,959	117,540	118,530
GAAP earnings per diluted common share	$1.51	$2.20	$5.63	$6.96
Non-GAAP adjustments	0.15	0.11	0.43	0.42

Non-GAAP earnings per diluted common share	$1.66	$2.31	$6.06	$7.38

GAAP earnings per diluted common share available to common shareholders	$1.43	$2.12	$5.32	$6.66
Non-GAAP adjustments	0.15	0.11	0.42	0.42

Non-GAAP earnings per diluted common share available to common shareholders	$1.58	$2.23	$5.74	$7.08

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Year Ended
(000s)	12/31/2022	12/31/2021	12/31/2022	12/31/2021
GAAP compensation and benefits	$647,962	$757,948	$2,586,232	$2,820,301
As a percentage of net revenues	57.8%	58.1%	58.9%	59.5%
Non-GAAP adjustments:
Merger-related (10)	(14,570)	(8,019)	(39,114)	(26,092)

Non-GAAP compensation and benefits	$633,392	$749,929	$2,547,118	$2,794,209

As a percentage of non-GAAP net revenues	56.5%	57.5%	58.0%	59.0%
GAAP non-compensation expenses	$239,988	$227,615	$920,091	$849,706
As a percentage of net revenues	21.4%	17.5%	20.9%	18.0%
Non-GAAP adjustments:
Merger-related (10)	(8,931)	(8,215)	(27,934)	(39,069)

Non-GAAP non-compensation expenses	$231,057	$219,400	$892,157	$810,637

As a percentage of non-GAAP net revenues	20.6%	16.8%	20.3%	17.1%
Total merger-related expenses	$23,497	$16,234	$67,099	$65,314

Stifel Financial Corp. | Page 9

Footnotes

(1)	Represents available to common shareholders.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $60.4 million and $56.3 million as of December 31, 2022 and 2021, respectively.

(6)	Includes loans held for sale.

(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates as time of the Company’s earnings release, January 25, 2023.

(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

Stifel Financial Corp. | Page 10